UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2026

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2026, Senseonics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and 8,000,000 pre-funded warrants, each representing the right to purchase one share of Common Stock at an exercise price of $0.001 (the “Pre-Funded Warrants”) at a price to the public of $5.00 per share (or $4.999 per Pre-Funded Warrant). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,400,000 shares of Common Stock.

The net proceeds to the Company from the offering are expected to be approximately $74,745,000, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, or $86,025,000 if the Underwriters exercise in full their option to purchase 2,400,000 additional shares. All of the Shares are being sold by the Company. The closing of the offering is expected to occur on May 4, 2026, subject to the satisfaction of customary closing conditions.

The securities described above are being offered and will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-289306) and the related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The foregoing descriptions of the terms of the Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement and form of Pre-Funded Warrant, which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, hereto, and are incorporated herein by reference. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is filed as Exhibit 5.1 hereto.

Item 2.02 Results of Operations and Financial Condition.

Although the Company has not finalized its full financial results for the quarter ended March 31, 2026, it expects to report the following selected financial information as of and for the quarter ended March 31, 2026:

•	revenue of approximately $11.7 million;
•	gross profit of approximately $6.4 million;
•	gross margin of approximately 54%;
•	net loss between $31 million and $33 million;
•	cash, cash equivalents, short-term investments and restricted cash of approximately $64.6 million;
•	stockholders’ equity of between $33.7 million and $35.7 million.

The preliminary financial information presented above are estimates based on information available to management as of the date of this report, have not been reviewed or audited by the Company’s independent registered public accounting firm and are subject to change. We plan to announce our financial results for the quarter ended March 31, 2026 on May 7, 2026. The Company’s actual reported financial results and financial condition as of and for the quarter ended March 31, 2026 may differ materially from the preliminary financial information presented in this report. The preliminary financial information presented in this report should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and reviewed by the Company’s independent registered public accounting firm.

The information set forth in this Item 2.02 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company's filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 7.01 Regulation FD Disclosure.

On April 30, 2026, the Company issued a press release announcing that the Company had commenced the offering and on April 30, 2026, the Company issued a press release announcing that it had priced the offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 hereto, respectively.

The information furnished with this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

The Company, through its wholly-owned subsidiary, Senseonics, Inc. (the “Borrower”), has entered into a non-binding term sheet with Hercules Capital, Inc. (“Hercules”) setting forth the proposed terms and conditions for an amendment (the “Second Amendment”) to the existing Loan and Security Agreement between the Borrower and Hercules. If consummated on the terms contemplated by the term sheet, the Second Amendment would increase the maximum borrowing capacity under the Company’s facility from $100.0 million to $140.0 million.

In addition to $35.0 million of borrowings currently outstanding under the existing facility, if effected in accordance with the term sheet, the Second Amendment would:

•	provide for $20.0 million of near-term loan commitments to be available, consisting of (i) a $10.0 million advance under a second tranche ("Tranche 2") to be funded at the closing of the Second Amendment and (ii) a $10.0 million commitment under a third tranche ("Tranche 3A") available at the Company’s option through September 15, 2026, subject to the Company’s satisfaction of a capital raising milestone, which it expects to satisfy through the net proceeds of the offering described in Item 1.01 of this report; and
•	provide for up to an additional $85.0 million future tranches of term loans, subject to the Company’s satisfaction of certain terms and conditions and, with respect to the last $60.0 million uncommitted tranche, future lender investment committee approval.

After giving effect to the amended facility and the funding of Tranche 2 and Tranche 3A, as of December 31, 2025, the Company’s as adjusted total debt outstanding under the Loan and Security Agreement would have been approximately $55.0 million.

The Company currently anticipates that it will finalize and enter into the Second Amendment in early May 2026. However, the term sheet is non-binding and the Second Amendment of the loan facility is subject to the negotiation and execution of definitive legal documentation, formal approval by Hercules and the satisfaction or waiver of customary closing conditions.

On April 30, 2026, the Company updated its corporate presentation slide deck. A copy of the corporate presentation slide deck is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements about the offering, such as the expected net proceeds and anticipated closing date, the anticipated levels of revenue, gross margin, gross profit and net loss for the quarter ended March 31, 2026 and cash, cash equivalents, short-term investments and restricted cash as of March 31, 2026, the proposed amendment of the Loan Agreement, the timing of consummation of the Second Amendment, and the terms and conditions of the Second Amendment, including the anticipated availability of additional loan commitments. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, uncertainties inherent in the financial close process in connection with the finalization of the Company’s first quarter 2026 financial statements, as well as the review of such financial statements by the Company’s independent registered public accounting firm; the ability of the parties to negotiate and execute definitive documentation for the Second Amendment on the terms described herein or at all; the receipt of required approvals from Hercules; the satisfaction of applicable milestones and conditions to funding. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 2, 2026, and other filings the Company makes with the SEC from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 30, 2026, by and among Senseonics Holdings, Inc., TD Securities (USA) LLC and Barclays Capital Inc.
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated April 30, 2026.
99.2	Press Release, dated April 30, 2026.
99.3	Corporate Presentation (April 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2026	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer